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                                                                    Exhibit 11.1
                      NEOPROBE CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF NET LOSS PER SHARE



                                                             Three Months Ended                         Six Months Ended
                                                                  June 30,                                  June 30,
                                                          1999                 1998                  1999                1998
                                                      ------------         ------------         ------------         ------------

Loss attributable to common stockholders              ($ 1,470,943)        ($ 5,261,056)        ($ 4,590,215)        ($12,324,668)

Weighted average number of shares outstanding:

Weighted average common shares
 outstanding beginning of period                        22,967,910           22,807,055           22,887,910           22,763,430

Weighted average common shares
 issued during period                                        5,000               17,287               72,790               29,813
                                                      ------------         ------------         ------------         ------------


Weighted average number of shares outstanding
 used in computing basic net loss per share             22,972,910           22,824,342           22,960,700           22,793,243
                                                      ============         ============         ============         ============


Weighted average number of shares used in
 computing diluted net loss per share                   22,972,910           22,824,342           22,960,700           22,793,243
                                                      ============         ============         ============         ============


Earnings (Net Loss) Per Share:
 Basic                                                ($      0.06)        ($      0.23)        ($      0.20)        ($      0.54)
                                                      ============         ============         ============         ============


 Diluted                                              ($      0.06)        ($      0.23)        ($      0.20)        ($      0.54)
                                                      ============         ============         ============         ============
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